UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
November 17, 2010

(Date of Report - Date of earliest event reported)
TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 N.W. 150th Street
Oklahoma City, Oklahoma	73134

(Address of principal executive offices)	(Zip Code)
(405) 775-5000
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. BANKRUPTCY OR RECEIVERSHIP.
     As previously reported, on January 12, 2009, Tronox Incorporated (the “Company”), and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases were consolidated for the purpose of joint administration under the caption In re Tronox Incorporated, et al., Case No. 09-10156 (ALG) (the “Chapter 11 Cases”).
     On November 17, 2010 (the “Confirmation Date”), the Bankruptcy Court confirmed the Debtors’ First Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated November 5, 2010 (the “Plan”), subject to entry of an appropriate order confirming the Plan (the “Confirmation Order”). The Plan incorporates by reference certain documents contained in the “Plan Supplement”, including the Plan Supplement documents filed October 29, 2010 [Dkt. No. 2343], November 9, 2010 [Dkt. No. 2441], November 12, 2010 [Dkt. No. 2480] and November 16, 2010 [Dkt. No. 2520]. Copies of the Plan and the related Disclosure Statement are filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference. On the Confirmation Date, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Debtors’ emergence from Chapter 11 is subject to satisfying the conditions to effectiveness contemplated under the Plan (the date that all conditions to the effectiveness of the Plan have been satisfied or waived, the “Effective Date”).
     The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.
     The Plan contemplates that upon the Effective Date:
     (i) Tronox will reorganize around its existing operating businesses, including its facilities at Oklahoma City, Oklahoma; Hamilton, Mississippi; Henderson, Nevada; Botlek, The Netherlands and its Western Australian joint venture;
     (ii) Tronox will rely on a combination of debt and new money equity investments to meet its working capital needs and fund distributions required by the Plan, which will include (a) total funded first lien debt of no more than $470 million and (b) the proceeds of a $185 million Rights Offering open to substantially all unsecured creditors and backstopped by the Backstop Parties;
     (iii) government claims related to Tronox’s environmental liabilities at legacy sites (both owned and non-owned) will be settled through the creation of certain environmental response trusts and a litigation trust, to which Tronox will contribute the following consideration: (a) $270 million in cash, (b) 88% of Tronox’s interest in the pending Anadarko Litigation, (c) certain

Nevada assets, including the real property located in Henderson, Nevada, and (d) certain other insurance and financial assurance assets worth at least $50 million;
     (iv) holders of tort claims, who have asserted claims related to potential asbestos, benzene, creosote and other liabilities, will recover from certain trusts to be created by the Plan to which Tronox will contribute the following consideration: (a) $12.5 million in cash, (b) 12% of Tronox’s interest in the pending Anadarko Litigation, and (c) certain insurance assets;
     (v) holders of allowed general unsecured claims will receive their pro rata share of 50.9% of the New Common Stock issued on the Effective Date, and receive the opportunity to participate in the Rights Offering for an aggregate of 45.5% of the New Common Stock issued on the Effective Date;
     (vi) private parties holding indirect environmental claims will have their claims split for purposes of sharing in distributions to holders of allowed general unsecured claims and holders of tort claims;
     (vii) certain holders of unsecured claims below $250, who were not eligible to participate in the Rights Offering, will receive payment in cash equal to 89% of the amount of such claims; and
     (viii) existing holders of equity in Tronox Incorporated will receive a package of warrants, consisting of two tranches of warrants, i.e., the New Series A Warrants and the New Series B Warrants, to purchase their pro rata share of a combined total of 7.5% of the New Common Stock issued on the Effective Date, together with all New Common Stock issuable upon exercise of the New Series A Warrants and the New Series B Warrants.
Treatment of Executory Contracts or Unexpired Leases
     The Plan provides that on the Effective Date, all Executory Contracts or Unexpired Leases not previously assumed or rejected pursuant to an order of the Bankruptcy Court will be deemed rejected, unless otherwise specified in the Plan or in the Second Amended and Restated Assumed Executory Contract and Unexpired Lease List [Dkt. No. 2519]. The Plan further provides that entry of the Confirmation Order by the Bankruptcy Court constitutes approval of such rejections and that any claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Bankruptcy Court within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection will be automatically disallowed and forever barred from assertion. All allowed claims arising from the rejection of Tronox’s Executory Contracts or Unexpired Leases will be classified as general unsecured claims.
     Employment Agreements
     Under the Plan, Reorganized Tronox will not assume any employment agreements for employees or officers of the Debtors employed in the United States. However, Reorganized Tronox will enter into new management agreements with certain persons on the Effective Date.

Management Equity Plan
     The Plan provides for a director and officer compensation plan (the “Management Equity Plan”) that will provide for the issuance of equity awards in the form of restricted stock, restricted stock units, options, stock appreciation rights and other similar forms with respect to 7.5% of the New Common Stock issued and outstanding on the Effective Date, together with all New Common Stock issuable upon exercise of the Management Equity Plan.
Management 2010 Bonus Plan
     The Plan also provides for an executive level cash incentive plan (the “Management 2010 Bonus Plan”) based on achieving a target EBITDAR (Earnings Before Interest, Taxes, Depreciation, Amortization and Reorganization items) of $190 million for 2010. The program for 2010 includes a feature for payment of 50% of an executive’s 2010 bonus/target bonus upon achievement of 90% of target EBITDAR and 200% of an Executive’s 2010 bonus/target bonus upon achievement of 110% of target EBITDAR with proportionate payment for performance within the applicable range. The 2010 bonuses will be paid no later than January 31, 2011. The Management 2010 Bonus Plan is expected to cost less than $3 million at maximum payout levels.
Composition of New Board of Directors After the Effective Date
     On the Effective Date, the term of the current members of the board of directors of the Company will expire. The new board of the reorganized Company will initially consist of the following seven directors: Dennis L. Wanlass, Thomas J. Casey, Robert M. Gervis, Andrew P. Hines, Wayne A. Hinman, Ilan Kaufthal and Jeffry N. Quinn.
Registration Rights
     On the Effective Date, the reorganized Company and the Backstop Parties will execute the final form of Registration Rights Agreement pursuant to which the Backstop Parties will receive certain customary registration rights with respect to their shares.
Warrant Agreement
     The New Series A Warrants will consist of warrants to acquire, in the aggregate, 544,041 shares of New Common Stock, subject to adjustment as set forth in the Warrant Agreement (which represents 3.5% of the New Common Stock issued and outstanding on the Effective Date, together with all New Common Stock issuable upon exercise of the New Series A Warrants), with an expiration date of the seventh anniversary of the Effective Date, and an exercise price of $62.13 per share, based on an implied total enterprise value for Reorganized Tronox of $1.4 billion. The New Series A Warrants and the shares of New Common Stock issued upon exercise thereof will be subject to dilution by any shares of New Common Stock issued after the Effective Date, including upon exercise of the New Series B Warrants and shares issued under the Management Equity Plan.

     The New Series B Warrants will consist of warrants to acquire, in the aggregate, 672,175 shares of New Common Stock, subject to adjustment as set forth in the Warrant Agreement (which represents 4.1% of the New Common Stock issued and outstanding on the Effective Date, together with all New Common Stock issuable upon exercise of the New Series A Warrants and the New Series B Warrants), with an expiration date of the seventh anniversary of the Effective Date, and an exercise price of $68.56 per share, based on an implied total enterprise value for Reorganized Tronox of $1.5 billion. The New Series B Warrants and the shares of New Common Stock issued upon exercise thereof will be subject to dilution by any shares of New Common Stock issued after the Effective Date, including shares issued under the Management Equity Plan.
Sources of Funds
     The Plan is to be funded by (a) total funded first lien debt of no more than $470 million and (b) the proceeds of a $185 million Rights Offering open to substantially all unsecured creditors and backstopped by the Backstop Parties.
Securities to be Issued under the Plan
     On the Effective Date, the outstanding shares of the old common stock will be cancelled.
     Pursuant to the Plan:
     (i) 6,819,857 shares of New Common Stock will be issued to the holders of allowed general unsecured claims and/or the Backstop Parties in connection with the Rights Offering;
     (ii) 545,589 shares of New Common Stock will be issued to the Backstop Parties as Backstop Consideration;
     (iii) 7,634,554 shares of New Common Stock will be issued to the holders of allowed general unsecured allowed claims on account of such claims;
     (iv) New Series A Warrants to purchase up to 544,041 shares of New Common Stock will be issued to the existing holders of equity in the Company; and
     (v) New Series B Warrants to purchase up to 672,175 shares of New Common Stock will be issued to the existing holders of equity in the Company.
     As of the Effective Date, there will be a total of 15,000,000 shares of New Common Stock issued and outstanding. In addition, 1,216,216 shares of New Common Stock will be reserved for issuance upon exercise of the New Warrants, and an additional number of shares of New Common Stock representing 7.5% of the New Common Stock issued and outstanding on the Effective Date (together with all New Common Stock issuable upon exercise of the Management Equity Plan) will be reserved for issuance under the Management Equity Plan of the reorganized Company.

Third Party Releases
     On the Effective Date, pursuant to the Plan (unless otherwise specified in the Confirmation Order), the holders of claims and interests in the Chapter 11 Cases will be deemed to provide, to the fullest extent permitted under applicable law, a full discharge and release to the Debtors and various other parties, and their respective officers, directors, affiliates and representatives against all claims, whether known or unknown, arising from or related in any way to the Debtors, including claims in any way related to the Chapter 11 Cases or the Plan.
Certain Other Information
As of October 31, 2010, the Company had unaudited assets of $1.107 billion and unaudited liabilities of $1.417 billion. As previously announced, the Company continues to review its environmental and other contingent liability reserves. As a result, due to the further work being done on the environmental reserves, accrued liabilities, environmental remediation and/or restoration, total current liabilities and total liabilities not subject to compromise will be impacted. On May 5, 2009, the Company filed a statement of Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review on Form 8-K indicating that the Company’s previously filed financial reports should no longer be relied upon because the Company failed to establish adequate reserves as required by applicable accounting pronouncements. In the report, the Company indicated that it has not yet completed its review of contingency reserves and other related liabilities. Therefore, the amount of any increase to its reserves that may need to be taken is not known at this time.
Cautionary Statement Regarding Forward-Looking Statements
     This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the satisfaction of closing conditions under the Plan, the market value of Tronox’s products, demand for consumer products for which Tronox’s businesses supply raw materials, the market for debt and/or equity financing, changes in laws and regulations, the ability to respond to challenges in international markets, changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of the Plan and Tronox’s Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K, as filed with the U.S. Securities and Exchange Commission (the “SEC”), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. Tronox does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
2.1	Debtors’ First Amended Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on November 5, 2010 with the United States Bankruptcy Court for the Southern District of New York in Case No. 09-10156 (Jointly Administered).

2.2	Debtors’ Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on October 1, 2010 with the United States Bankruptcy Court for the Southern District of New York in Case No. 09-10156 (Jointly Administered).

99.1	Press release issued November 17, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
Michael J. Foster
Vice President, General Counsel and Secretary

Dated: November 23, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Debtors’ First Amended Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on November 5, 2010 with the United States Bankruptcy Court for the Southern District of New York in Case No. 09-10156 (Jointly Administered).

2.2	Debtors’ Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on October 1, 2010 with the United States Bankruptcy Court for the Southern District of New York in Case No. 09-10156 (Jointly Administered).

99.1	Press release issued November 17, 2010.